Exhibit 99.1

FOR IMMEDIATE RELEASE

MAY 16, 2012

Media Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX TO PRESENT MAY 23 AT

NATIONAL ASSOCIATION OF PUBLICLY TRADED PARTNERSHIPS

2012 MLP INVESTOR CONFERENCE

DALLAS, May 16, 2012 — Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) announced today that William W. Davis, Executive Vice President and Chief Operating Officer, will present at the National Association of Publicly Traded Partnerships (NAPTP) 2012 MLP Investor Conference in Greenwich, Connecticut, at 10:45 a.m. Eastern time on Wednesday, May 23.

Interested parties can listen to a live Web cast of the presentation and download the related presentation material by visiting the company’s Web site at www.crosstexenergy.com. Click on the Investors page of either Crosstex Energy, L.P. or Crosstex Energy, Inc. A replay will be archived on the Web site shortly after the discussion is concluded and will be available for 30 days.

Michael J. Garberding, Senior Vice President and Chief Financial Officer, will also attend the conference and meet with investors.

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,300 miles of pipeline, ten processing plants and four fractionators. The Partnership currently provides services for 3.2 billion cubic feet of natural gas per day, or approximately six percent of marketed U.S. daily production.

Crosstex Energy, Inc. owns the two percent general partner interest, a 22 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

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